Exhibit 10.54

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Amended Agreement”) dated as of March 1, 2025 (the “Amendment Date”), is between LAZARUS ENERGY HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and Blue Dolphin Pipe Line Company, a Delaware corporation (“Debtor”).

RECITALS

WHEREAS, Debtor requested that the Lender extend the Credit Facility to Debtor;

WHEREAS, Lender made a the Credit Facility available to Debtor effective August 14, 2016; and

WHEREAS, Lendar and Debtor entered into a Payment Agreement dated May 9, 2023 (the Payment Agreement”), wherein the Note Holder and Obligor (as defined therein) agreed to modify the terms of the Promissory Note as contained in the Loan Documents and with respect to principal and accumulated interest;

WHEREAS, Lender is willing to modify the provisions, terms and conditions set forth in the Loan Documents as stipulated herein, and effective as of the Amendment Date; and

WHEREAS, as of March 1, 2025, the principal and accumulated interest under the Credit Facility as was $5,307,555 (the “Payoff Amount”).

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions. As used in this Amended Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Amended Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“BDPL” means BLUE DOLPHIN PIPE LINE COMPANY, a Delaware corporation.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

“Carroll” means JONATHAN PITTS CARROLL, SR., a natural person.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means:

(a)    The “Subject Agreement” and all “Payment Rights,” each as defined in the Collateral Assignment.

(b)    The Property.

(c)    All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles, health care insurance receivables, instruments, Intellectual Property, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts and security entitlements now or hereafter owned, held or acquired.

(d)    All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, wherever located.

(e)    All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.

(f)    All books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information pertaining directly or indirectly to the Collateral and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include (a) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of any Obligor that may at any time be or become subject to a security interest or lien in favor of Lender as security for the Indebtedness, and (b) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Debtor which may at any time come into the possession of Lender. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except in the ordinary course of Debtor’s business or as otherwise provided herein. When reference is herein made to Collateral of Debtor, for purposes of such references the “Collateral” shall be deemed limited to only the Collateral in which Debtor has “rights” as defined in the Code.

“Collateral Assignment” means that certain COLLATERAL ASSIGNMENT dated as of the Effective Date, executed by Debtor in favor of Lender (as such collateral assignment may be amended, restated or modified from time to time).

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

“Deed of Trust” means the DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING dated as of the Effective Date, executed by Debtor for the benefit of Lender (as the same may be amended, modified or restated from time to time), covering the Property.

“Dollars” and “$” mean lawful money of the United States of America.

“Effective Date” means August 15, 2016.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present or future operations of such Person or its Affiliates.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under (i) the Note, this Amended Agreement, the other Loan Documents or any draft, acceptance, endorsement, letter of credit, assignment, purchase, overdraft, discount or indemnity agreement, (ii) any agreement (including related confirmations and schedules) between Debtor and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof, or (iii) otherwise, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Obligors to Lender, (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees and (e) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above

“Intellectual Property” means the copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses now owned or hereafter acquired by Debtor.

“LEH” means LAZARUS ENERGY HOLDINGS, LLC, a Delaware limited liability company.

“Loan” means the advance under the Credit Facility.

“Loan Documents” means this Amended Agreement, the Note, the Collateral Assignment, the Deed of Trust, the Payment Agreement, and the other agreements, instruments and documents evidencing, securing, governing, or pertaining to the Loan.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of an Obligor (individually or taken as a whole), (b) the ability of an Obligor to pay or perform the Indebtedness, (c) any of the rights of or benefits available to Lender under the Loan Documents or (d) the validity or enforceability of the Loan Documents.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time).

“Obligors” means Debtor or any other Person who is otherwise obligated to pay or perform all or any portion of Indebtedness.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Permitted Encumbrances” means the following encumbrances: (a) liens for taxes, assessments or governmental charges or levies not yet due and payable or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) liens in respect of property of a Person imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Debt for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ liens, statutory and common law landlord’s liens, and other similar liens arising in the ordinary course of business, and which either (i) do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of a Person, or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such lien; and (c) liens created by or pursuant to the Loan Documents.

“Easement” means that certain EASEMENT AGREEMENT dated as of December 11, 2013, executed by Debtor and FLNG II.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Amended Agreement. All definitions contained in this Amended Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Amended Agreement refer to this Amended Agreement as a whole and not to any particular provision of this Amended Agreement. Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2.    Credit Facility.

(a)    Term Loan. Subject to the terms and conditions set forth in this Amended Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor in a single advance an aggregate sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) (the “Credit Facility”), on the Effective Date, which shall be due and payable on April 15, 2027 (the “Maturity Date”).

(b)    Use of Proceeds. The Loan under the Credit Facility shall be used by Debtor to provide working capital.

3.    Note, Rate and Computation of Interest. The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Note shall accrue at the rates set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Amended Agreement. All payments made by Debtor under this Amended Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in the Note.

4.    Payment.

(a)    Monthly Payments. Beginning on April 15, 2025 and continuing through April 15, 2027, Debtor shall make or cause to be made monthly payments as set forth on Schedule 1 of this Amended Agreement on the fifteenth day of each month. On or about April 15, 2027, Debtor shall make a final payment, resulting in aggregate payments under this Section 4 totaling the Payoff Amount plus the going forward interest calculated per Section 4(b) herein. Each monthly payment shall be first applied to any outstanding accrued and unpaid interest with any remainder applied to the principal.

(b)    Interest Calculation. As of the Amendment Date, the Rate shall be 12.00%.

(c)    Pre-Payment. Debtor shall be permitted to pre-pay, in whole or in part, any portion of the Payoff Amount.

(d)    Method of Payment. All payments shall be made by wire to the Lender per the wire instructions set forth on Schedule 2 of this Amended Agreement.

5.    Collateral.

(a)    Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence. If Debtor at any time holds or acquires a commercial tort claim, Debtor shall notify Lender in writing within FIVE (5) Business Days of such occurrence with the details thereof and grant to Lender a security interest therein or lien thereon and in the proceeds thereof, in form and substance satisfactory to Lender. If the security interest granted hereby in any rights of Debtor under any contract or other agreement included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the Code or other applicable law, but is otherwise limited by that prohibition.

(b)    Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Debtor’s respective duties and obligations thereunder to the same extent as if this Amended Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Amended Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)    Intellectual Property. All material Intellectual Property owned or used by Debtor (if any) is listed, together with application or registration numbers, where applicable, in Schedule II. Debtor owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Debtor will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and Debtor will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing FIVE (5) Business Days prior to filing any such new patent or registration.

(d)    Additional Documents. To secure full and complete payment and performance of the Indebtedness, each Obligor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral. Each Obligor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve and perfect its liens and security interests in the Collateral. In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, each Obligor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem reasonably necessary to remedy said errors or mistakes. Each Obligor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents.

(e)    Setoff. As further security for the Indebtedness, Debtor grants to Lender a first lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all certificates of deposit and other accounts, whether such certificates of deposit and/or accounts have matured or not, and whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the certificate of deposit or account agreement. It is further agreed that Lender shall have a first lien on all deposits and other sums at any time credited by or due from Lender to Debtor as security for the payment of the Indebtedness, and Lender, at its option may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

(f)    Satisfaction of Indebtedness. Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

6.    Conditions Precedent. The obligation of Lender to make the Loan under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, as of the Effective Date, to Lender’s satisfaction:

(a)    Closing Certificate. A CLOSING CERTIFICATE of an officer of each Obligor that is not a natural Person, or an officer of the governing body of such Obligor, which certifies: (i) the resolutions of such Person authorizing the execution, delivery, and performance of the Loan Documents that such Obligor is a party to; (ii) certificates of the appropriate government officials of the state of organization of each such Obligor and any governing body of such Obligor, and any state any such Person is currently doing business as to the existence, qualification and good standing of such Person, dated no more than TEN (10) days prior to the Effective Date; (iii) the true and correct Constituent Documents of each such Obligor and any governing body of such Obligor and (iv) the names of the individuals or other Persons authorized to sign the Loan Documents that such Obligor is a party to, together with specimen signatures of such Persons.

(b)    Loan Documents. The Loan Documents executed by each Obligor party thereto.

(c)    Lien Search. The results of a Code or other lien search showing all financing statements and other documents or instruments on file against each Obligor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.

(d)    Financing Statements. Code financing statements covering the Collateral shall have been filed with such filing offices as Lender may request.

(e)    Insurance Matters. Copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral.

(f)    Fees and Expenses. Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(g)    Other Matters. Such other documents and agreements as may be required by Lender in its reasonable discretion.

7.    Representations and Warranties. Each Obligor hereby represents and warrants to Lender as follows:

(a)    Existence. Each Obligor that is not a natural person (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Obligor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b)    Binding Obligations. The execution, delivery, and performance of the Loan Documents by each Obligor have been duly authorized by all necessary action by such Obligor, and constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c)    No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with or result in a violation of (1) any provision of the Constituent Documents (if any) or other instrument binding upon any Obligor, (2) any law, governmental regulation, court decree or order applicable to any Obligor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon any Obligor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of any Obligor except as may be expressly contemplated in the Loan Documents.

(d)    Financial Condition. Each financial statement of each Obligor supplied to Lender truly discloses and fairly presents such Person’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of any Obligor subsequent to the date of the most recent financial statement supplied to Lender.

(e)    Operation of Business. Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(f)    Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Obligor, threatened against or affecting such Obligor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Obligor.

(g)    Rights in Properties; Liens. Debtor has good and indefeasible title to or valid leasehold interests in its properties, including the properties and assets reflected in the financial statements provided to Lender, and none of the properties of Debtor is subject to any lien, except Permitted Encumbrances.

(h)    Debt. Debtor has no Debt other than the Permitted Debt.

(i)    Disclosure. No statement, information, report, representation, or warranty made by any Obligor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Obligor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(j)    Agreements. Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could reasonably be expected to have a Material Adverse Effect. Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(k)    Compliance with Laws. No Obligor is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(l)    Taxes; Governmental Charges. Each Obligor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. No Obligor has knowledge of any pending investigation of such Obligor by any taxing authority or any pending but unassessed tax liability.

(m)    ERISA. Debtor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder (“ERISA”). Neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any plan. No notice of intent to terminate a plan has been filed, nor has any plan been terminated. No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA (the “PBGC”) to institute proceedings to terminate, or appoint a trustee to administer, a plan, nor has the PBGC instituted any such proceedings. Neither Debtor nor any ERISA Affiliate (as defined below) has completely or partially withdrawn from a multiemployer plan. Debtor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans, and the present value of all vested benefits under each plan do not exceed the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with ERISA. Neither Debtor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Debtor would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Internal Revenue Code of 1986.

(n)    Location. Debtor’s chief executive office is at its address set forth on the signature page hereof.

(o)    Environmental Matters. Except for matters disclosed in writing to Lender:

(i)    Notice of Non-Compliance. Debtor and all of its property and operations are in full compliance with all Environmental Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. Debtor is not aware of, nor has Debtor received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Debtor with all Environmental Laws except where non-compliance would be reasonably be expected to have a Material Adverse Effect;

(ii)    Permits. Debtor has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Debtor is in compliance with all of the terms and conditions of such permits, except where non-compliance could not reasonably be expected to have a Material Adverse Effect;

(iii)    Hazardous Materials. No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released by Debtor from any of the property of Debtor, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect. The use which Debtor makes and intends to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties or assets, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect;

(iv)    No Pending or Threatened Actions. To the knowledge of Debtor, neither Debtor or any of its currently or previously owned or leased property or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to failure to comply with Environmental Laws; and

(v)    No Conditions. There are no conditions or circumstances associated with the currently or previously owned or leased property or operations of Debtor that could reasonably be expected to give rise to any Environmental Liabilities of Debtor.

(p)    Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances. This Amended Agreement creates a legal, valid and binding first priority security interest (subject to Permitted Encumbrances) in favor of Lender in the Collateral securing the Indebtedness. Possession by Lender of certain types of Collateral from time to time or the filing of the financing statements delivered prior hereto or concurrently herewith by Debtor to Lender will perfect and establish the first priority of Lender’s security interest hereunder in the Collateral (to the extent that perfection can be accomplished through the filing of a financing statement or the possession of such Collateral) other than for the Permitted Encumbrances.

(q)    Location. Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

8.    Affirmative Covenants. Until all Indebtedness is indefeasibly paid or performed, Debtor agrees and covenants as follows:

(a)    Payment of Obligations. Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of its property, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(b)    Maintenance and Conduct of Business. Debtor will (i) keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business, and (iii) engage in an efficient and economical manner in a business of the same general type and within Debtor’s powers under Constituent Documents.

(c)    Books and Records; Inspection Rights. Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(d)    Insurance. Debtor will maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed reasonably necessary by Lender. Debtor will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy of insurance maintained by Debtor shall (i) name Debtor and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Debtor, and (iii) provide prior written notice of cancellation or of lapse shall be given to Lender by the insurer in accordance with the insurer’s commercial practices as adopted from time to time. Debtor will deliver to Lender original or duplicate policies of such insurance. Debtor will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents.

(e)    Compliance with Laws. Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f)    Compliance with Agreements. Debtor will comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties, assets or business.

(g)    Notices of Material Events. Debtor will furnish to Lender prompt written notice of the following:

(i)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Obligor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(ii)    any and all material adverse changes in any Obligor’s financial condition and all claims made against any Obligor that could materially affect the financial condition of such Obligor.

Each notice delivered under this Section shall be accompanied by a statement of an officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(h)    Ownership and Liens. Debtor will maintain good and indefeasible title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances. Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.

(i)    Accounts and General Intangibles. Debtor will, except as otherwise provided herein, collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Lender’s direction, will take such action not otherwise forbidden herein as Debtor or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Lender may reasonably request in order to comply with law relating to the assignment of the accounts.

(j)    Chattel Paper, Documents and Instruments. Debtor will take such action as may be reasonably requested by Lender in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper, and instruments to have only one original counterpart. Upon request by Lender, Debtor will deliver to Lender all originals of chattel paper, documents or instruments and unless such request is made, Debtor will not deliver possession of such chattel paper, documents or instruments to any Person and will mark all chattel paper, documents or instruments with a legend indicating that such chattel paper, document or instrument is subject to the security interest granted hereunder.

(k)    Waivers and Consents Relating to Real Property Interests. Upon the request of Lender, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Lender by which such mortgagee or landlord (i) waives or subordinates any rights it may have in the Collateral, or (ii) consents to the mortgage or other encumbrance of Debtor’s interest in such real property.

9.    Negative Covenants. Until all Indebtedness is indefeasibly paid or performed, each Obligor agrees and covenants as follows:

(a)    Fundamental Change. Obligors will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Constituent Documents, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit any change in any Obligor’s legal name, or the state of Obligor’s organization, to another jurisdiction.

(b)    Debt. Debtor shall not create, incur, assume or permit to exist any Debt except for the following (“Permitted Debt”):

(i)    The Indebtedness and any other obligation or liability owing to Lender;

(ii)    Trade payables or similar obligations from time to time incurred in the ordinary course of business other than for borrowed money; and

(iii)    With Lender’s prior written consent, Debt payable to holders of equity interests in Debtor that is fully subordinated to the payment of the Indebtedness under a written subordination agreement acceptable to Lender in its sole discretion (“Subordinate Debt”).

(c)    OTHER CHANGES. DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, (i) CREATE, INCUR OR ASSUME INDEBTEDNESS FOR BORROWED MONEY, INCLUDING CAPITAL LEASES, OTHER THAN INDEBTEDNESS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS, (ii) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS (EXCEPT AS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS), OR (iii) SELL ANY OF DEBTOR’S ACCOUNTS, EXCEPT TO LENDER.

(d)    Dividends or Distributions. Debtor will not declare or pay any dividends or distributions on any equity interest of Debtor to any Person.

(e)    Change In Control. Obligors shall not permit any change in Control of any Obligor.

(f)    Impairment of Security Interest. Debtor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.

(g)    Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business. Debtor shall provide to Lender such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

10.    Reporting Requirements. Until all Indebtedness is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following.

(a)    General Information. Debtor shall promptly deliver such other information concerning any Obligor as Lender may request.

11.    Rights of Lender. Lender shall have the rights contained in this Section at all times that this Amended Agreement is effective.

(a)    Financing Statements. Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (1) as all assets of Debtor or words of similar effect; regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (2) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b)    Power of Attorney. Each Obligor hereby irrevocably appoints Lender as such Obligor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of such Obligor and in the name of such Obligor or otherwise, in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Amended Agreement, including without limitation: (i) to obtain and adjust insurance required by Lender hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral; and (v) to act on such Obligor’s behalf as permitted by any other Loan Document.

(c)    Performance by Lender. If any Obligor fails to perform any agreement or obligation provided for in any Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d)    Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, each Obligor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(e)    Other Recourse. Each Obligor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Each Obligor further waives any and all notice of acceptance of this Amended Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Each Obligor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Obligor shall have no right of subrogation and each Obligor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Each Obligor authorizes Lender, and without notice or demand and without any reservation of rights against such Obligor and without affecting such Obligor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(f)    No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amended Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amended Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Amended Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(g)    Equitable Relief. Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender. Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.    Indemnity. Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Amended Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

13.    Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor in connection with, arising out of, or in any way related to, this Amended Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Amended Agreement or any of the other Loan Documents. Debtor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Amended Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Amended Agreement or any of the other Loan Documents.

14.    Lender not Fiduciary. The relationship between Obligors and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Obligor and Lender to be other than that of debtor and creditor.

15.    Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Amended Agreement or in any of the other Loan Documents and no departure by any Obligor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Amended Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

16.    Benefits. This Amended Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their respective heirs, personal representatives, successors and assigns, provided, however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Amended Agreement or any of the other Loan Documents.

17.    Notices. All notices or other communications required or permitted to be given pursuant to this Amended Agreement or the other Loan Documents (unless otherwise expressly stated therein) shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee, or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving notice to the other party in the manner set forth herein.

18.    Construction; Venue; Service of Process. The Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where Lender’s address set forth on Lender’s signature page hereof is located (the “Venue Site”). Any action or proceeding against any Obligor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site. Each Obligor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Obligor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of this Amended Agreement. Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Obligor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligor against Lender shall be brought only in a court located in the Venue Site.

19.    Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

20.    Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the Indebtedness and obligations evidenced by the Loan Documents.

21.    Participation of the Lender. Debtor agrees that Lender may, at its option, sell interests in the Loan and its rights under this Amended Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.

22.    Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Amended Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Amended Agreement shall be controlling.

23.    Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

24.    Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Amended Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

25.    Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDED AGREEMENT OR THE OTHER LOAN DOCUMENTS.

26.    Notice of Right to Receive a Copy of Appraisal. If the Indebtedness is secured by a lien in real property, Debtor has a right to receive a copy of the appraisal report used in connection with the Loan. If Debtor would like to receive a copy, Debtor must contact Lender at the address set forth herein and request a copy of the appraisal report. Lender must receive such a request from Debtor no later than NINETY (90) days the Effective Date.

27.    Notice of Final Agreement. It is the intention of each Obligor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Each Obligor and Lender warrant and represent that the entire agreement made and existing by or among each Obligor and Lender with respect to the NOTICE OF FINAL AGREEMENT is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, any Obligor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

AGREED as of the Amendment Date.

LENDER:         ADDRESS:

LAZARUS ENERGY HOLDINGS, LLC

801 Travis, Suite 2100

Houston, Texas 77002

By:

Name:     Jonathan Pitts Carroll, Sr.

Title:       Member

DEBTOR:         ADDRESS:

BLUE DOLPHIN PIPE LINE COMPANY

801 Travis Street, Suite 2100

Houston, TX 77002

By:         BLUE DOLPHIN ENERGY COMPANY

Its:         Sole Shareholder

By:

Name:     Jonathan Pitts Carroll, Sr.

Title:       President

Schedule 1

Payment Schedule

Schedule 2

Wire Instructions